Exhibit 10.4

EXECUTION VERSION

ACER THERAPEUTICS INC.

SECURED CONVERTIBLE NOTE PURCHASE

AND SECURITY AGREEMENT

This Secured Convertible Note Purchase and Security Agreement (this “Agreement”) is made as of March 4, 2022, by and between ACER THERAPEUTICS INC., a Delaware corporation (the “Company”), MAM AARDVARK, LLC, a Delaware limited liability company (the “Agent”), and those purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time (each a “Purchaser,” and collectively, the “Purchasers”).

RECITALS

A. The Company has authorized the sale and issuance of up to $6,000,000 in principal of secured convertible notes substantially in the form attached here to as Exhibit B (individually, a “Note” and collectively, the “Notes”), which shall be convertible into shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), in a private placement.

B. Pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act” or the “Act”) and Rule 506 promulgated thereunder, the Company desires to sell to the Purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time, and such Purchasers, severally and not jointly, desire to purchase from the Company that aggregate principal amount of Notes set forth opposite such Purchaser’s name on Exhibit A, on the terms and subject to the conditions set forth in this Agreement.

TERMS AND CONDITIONS

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Purchase of the Securities.

1.1 Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the Notes in the principal amount set forth opposite such Purchaser’s name on Exhibit A for the aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A (the “Purchase Price”). The Notes shall be in the form set forth as Exhibit B.

1.2 Closing; Closing Date. The completion of the sale and purchase of the Notes (the “Closing”) shall at the date and time mutually agreed upon by the Agent and the Company (the “Closing Date”), by electronic transfer of signature pages and other deliverables. In the event that he conditions to the obligations of the Purchasers to close cannot be satisfied on or before March 14, 2022, then the Agent may terminate this Agreement.

1.3 Delivery of the Securities. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a Note, in such denominations and registered in such names as such Purchaser may designate by notice to the Company, dated as of the Closing Date (each a “Certificate”), against payment of the purchase price set forth on Exhibit A therefor by cash in the form of wire transfer, unless other means of payment shall have been agreed upon by the Purchasers and the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date:

2.1 Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Notes have been duly authorized and, on the Closing Date will be, duly executed and delivered by the Company, and, when issued and paid for in accordance with the terms hereof, will constitute valid, legal and binding obligations of the Company, enforceable in accordance with their terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated (which, in all cases hereunder, includes the issuance of the Common Stock issuable upon conversion of the Notes (the “Note Shares,” and, together with the Notes, the “Securities”)) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation or Bylaws or (iii) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (i) as would not result in a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, no consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

2.2 No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective Certificate of Incorporation, Bylaws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

2.3 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Company SEC Documents (as defined below), is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

2.4 Ownership of Assets. The Company and its subsidiaries have good and indefeasible title to all property (whether real or personal) described in the Company SEC Documents as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Company SEC Documents. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

2.5 SEC Filings. Each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC,” and the documents, the “Company SEC Documents”) since January 1, 2022: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and was timely filed; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) the consolidated financial statements contained therein were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) the consolidated balance sheets contained therein fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in stockholders’ equity of the Company and its subsidiaries for the periods covered thereby. Except as set forth in the financial statements included in the Company SEC Documents and for a loan facility (the “SWK Debt”) with SWK Funding LLC (“SWK”) which is being established at approximately the date of this Agreement: (A) neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2021, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements; and (B) such liabilities incurred subsequent to December 31, 2021, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.

2.6 Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Purchasers), and the holders thereof are not subject to personal liability by reason of being such holders; the Note Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Notes, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Note Shares, conforms to the description thereof in the Company SEC Documents. The Note Shares have been duly reserved for issuance upon conversion of the Notes. Except as otherwise stated in the Company SEC Documents, (i) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s Certificate of Incorporation, Bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and (ii) the offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Company SEC Documents or disclosed in writing to the Purchasers, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

2.7 Stock Options. Except as described in the Company SEC Documents, the rights described in Section 2.6 above, issuances under the Company Stock Plans (defined herein) and the issuance of the Warrant to purchase 150,000 shares of the Company’s Common Stock pursuant to the SWK Debt (the “SWK Security”), there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Company SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (i) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors (the “Board”) of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

2.8 Subsidiaries. Other than (i) the subsidiaries of the Company, if any, listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and (ii) those other equity interests owned by the Company disclosed in such Form 10-K, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

2.9 Offering. Assuming the accuracy of the representations of the Purchasers in Section 3.3 of this Agreement on the date hereof, on the Closing Date and solely as this Section 2.9 relates to the issue and sale of the Note Shares on the date(s) of conversion of the Notes, the offer, issue and sale of the Securities and issuance of the Note Shares upon conversion of the Notes (assuming no change in applicable law prior to the date the Note Shares), are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchasers or the issuance of the Note Shares. Other than the Company SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities or the issuance of the Note Shares upon conversion of the Notes, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

2.10 Litigation. Except as set forth in the Company SEC Documents, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority, or any arbitrator, which, individually or in the aggregate, might result in any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”), or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (i) to which the Company or any of its subsidiaries is subject or (ii) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Company SEC Documents by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations under the Exchange Act, the Act or by the rules and regulations under the Act and that have not been so described.

2.11 No Brokers. Except for a fee (and cost reimbursement) payable by the Company to Reedland Capital Partners, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

2.12 Compliance; Permits.

(a) Except as disclosed in the Company SEC Documents, and except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (a) the Company is and has been in compliance with applicable health care laws, including, but not limited to, the FFDCA and the U.S. Anti-Kickback Statute (42 U.S.C. 1320a-7b(b)) (collectively, “Health Care Laws”), (b) the Company possesses all licenses, certificates, approvals, clearances, authorizations and permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Health Care Authorizations”), such Health Care Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Health Care Authorizations, (c) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any Product, operation or activity is in violation of any Health Care Laws or Health Care Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, (d) to the knowledge of the Company, the Company has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Health Care Authorizations or has any knowledge that any such Governmental Authority is considering such action and (e) the Company has filed, maintained and submitted all reports, documents, forms, notices, applications, records, claims and submissions and supplements or amendments thereto as required by any Health Care Laws or Health Care Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions, supplements and amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). The Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(b) Except as set forth on Schedule 2.12, the Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate Governmental Authorities necessary to conduct the business now operated by it, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Permits and all such Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits. Except as disclosed in the Company SEC Documents, and except as would not, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, the Company has not received any notice of adverse filing, warning letter, untitled letter or other correspondence or written notice in respect of the Products from the United States Food and Drug Administration (the “FDA”) or any other relevant regulatory authority or other Governmental Authority alleging or asserting noncompliance with the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. 301 et seq.) (the “FFDCA”) or similar U.S. federal or state or non-U.S. law.

2.13 No Material Changes. Except as disclosed in the Company SEC Documents and for the SWK Debt and the SWK Security, since December 31, 2021, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to (i) the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities, and (ii) grants of stock awards under the Company Stock Plans), or any material change in the short term or long term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries (other than grants of stock awards under the Company Stock Plans), or any Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Change.

2.14 Intellectual Property.

(a) The Company and each of its subsidiaries owns or possesses all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Company SEC Documents to be conducted, except as such failure to own or possess such rights would not result in a Material Adverse Effect. Furthermore, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(b) Schedule 2.14 contains a complete list of all patents (the “Relevant Patents”) that are owned by or licensed to the Company, in each case that are material or necessary to the commercialization of the Company’s products as described in the Company SEC Documents (the “Products”) and all patent licenses granting rights to the Company to such licensed patents. The Company holds all right, title and interest in and to the Relevant Patents, free and clear of any liens, claims, security interests, other encumbrances or defects except such as are described or disclosed in the Company SEC Documents. The Company has made all necessary recordings with the PTO and equivalent non-U.S. intellectual property offices in respect of the Relevant Patents owned by the Company to protect and maintain ownership of such Relevant Patents. The claims of each of the Relevant Patents that have issued are valid and enforceable. There are no litigation, interference or opposition proceedings pending or, to the knowledge of the Company, threatened relating to the Relevant Patents that would have a Material Adverse Effect on any of the Relevant Patents. To the knowledge of the Company, there is no third party infringing on any Intellectual Property or proprietary right in relation to the Relevant Patents. All patent applications owned by the Company that are material or necessary to the commercialization of the Product are being diligently prosecuted by the Company, and the Company duly maintains those Relevant Patents that have issued and are owned by it. The Company has not been notified in writing of any actions by any Governmental Authority challenging the validity or enforceability of any of the issued Relevant Patents.

(c) Except to the extent described or disclosed in the Company SEC Documents with respect to its Collaboration and Licensing Agreement with Relief Therapeutics Holding AG: (i) the Company is the owner or holder of each new drug application or investigational new drug application in respect of certain of the Products as set forth in Schedule 2.14; and (ii) the Company has not granted or assigned to any other person or entity, directly or indirectly, any rights to any other person or entity under any such new drug application or investigational new drug application.

2.15 Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on The Nasdaq Stock Market LLC and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Stock Market LLC. Except as set forth in the Company’s Current Report on Form 8-K dated December 29, 2021, since January 1, 2021: (i) the Company has not received any notification that the SEC or The Nasdaq Stock Market LLC is contemplating terminating such registration or listing; and (ii) the Company has complied in all material respects with the applicable requirements of The Nasdaq Stock Market LLC for maintenance of inclusion of the Common Stock thereon. The Company has filed an additional listing notice with The Nasdaq Stock Market LLC in respect of the Note Shares.

2.16 Form S-3 or Form S-1 Eligibility. The Company is eligible to register the Note Shares for resale by the Purchasers using Form S-3 or Form S-1 promulgated under the Securities Act.

2.17 Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Company SEC Documents.

2.18 Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.19 Transfer Taxes. On the Closing Date, all stock transfer taxes that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.20 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

2.21 Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company SEC Documents, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “material weaknesses”

(each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

2.22 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

2.23 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.24 Anti-Bribery and Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the transactions described herein will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

2.25 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder.

2.26 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Company SEC Documents.

2.27 OFAC.

(a) Neither the Company nor any of its subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(b) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.28 ERISA and Employee Benefits.

(a) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification.

(b) The Company does not have any Foreign Benefit Plans (as hereinafter defined).

(c) The Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.

(d) As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended. “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o). “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

2.29 Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

2.30 Business Arrangements. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its Products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its Products.

2.31 Occupational Laws. The Company and each of its subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

2.32 Environmental Laws. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

2.33 Restrictions on Subsidiary Payments. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Company SEC Documents.

2.34 Clinical Trials. To the knowledge of the Company, the pre-clinical and clinical studies and trials conducted by or on behalf of the Company in respect of the Products have been and, if still pending, are being conducted in all material respects with reasonable care and in accordance in all material respects with the protocols submitted to the FDA or comparable Governmental Authorities and all Health Care Laws and Health Care Authorizations. The Company has not received any written notice or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any pre-clinical or clinical study or trial conducted by or on behalf of the Company in respect of any Product.

2.35 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.36 No Undisclosed Liabilities or Events. Except for the SWK Debt and the SWK Security: (i) the Company has no liabilities or obligations other than those disclosed in this Agreement or the Company SEC Documents or those incurred in the ordinary course of the Company’s business since December 31, 2021, or which individually or in the aggregate, do not or would not have a Material Adverse Effect; and (ii) no event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable laws, rules or regulations, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the board of directors or the executive officers of the Company which proposal would (A) change the Certificate of Incorporation or bylaws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (B) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

2.37 No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, made any offer or sale of any security of the Company or solicited any offer to buy any such security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby. Except for the SWK Security issued in connection with the SWK Debt, there are no other securities issued or issuable by the Company that could reasonably be deemed integrated into the issuance of the Notes hereunder pursuant to the rules of The Nasdaq Stock Market LLC.

2.38 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person or entity any compensation for soliciting another to purchase any other securities of the Company.

3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1 Legal Power. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3 Investment Representations. In connection with the sale and issuance of the Securities and the Note Shares, the Purchaser, for itself and no other Purchaser, makes the following representations:

(a) Investment for Own Account. The Purchaser is acquiring the Securities and the Note Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(b) Transfer Restrictions; Legends. The Purchaser understands that (i) the Securities have not been registered under the Securities Act or applicable state securities laws; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchasers in this Agreement, and that the Securities must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each Certificate representing the Note or the Note Shares will be endorsed with the following legend:

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES AND THE SECURITIES

INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, AN AVAILABLE EXEMPTION THEREFROM, OR A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATES. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Securities or Note Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, or other satisfactory assurances of such nature are given to the Company.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

Certificates evidencing the Note Shares shall not contain any legend (including the legend set forth in this Section): (i) following a sale of such Note Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Note Shares pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Note Shares, the Company will, no later than three trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Note Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Note Shares that is free from all restrictive and other legends.

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from Certificates representing Note Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c) Financial Sophistication; Due Diligence. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

(d) Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e) Residency. The Purchaser is organized under the laws of the state set forth beneath such Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath such Purchaser’s name on the signature page attached hereto.

(f) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.4 No Investment, Tax or Legal Advice. Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

3.5 Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person.

4. Closing Deliverables and Conditions.

4.1 Company’s Closing Deliverables. At or prior to the Closing, the Company shall deliver all of the following, any of which may be waived by the Purchasers:

(a) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions in form and substance reasonably satisfactory to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to each Purchaser, the Notes required by this Agreement. The Note Shares shall have been duly authorized and reserved for issuance upon conversion of the Notes.

(b) Qualifications, Legal Investment. Evidence that all authorizations, approvals, or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities and the Note Shares shall have been delivered to the Purchaser.

(c) Execution of Agreements. The Company shall have executed this Agreement and have delivered this Agreement to the Purchasers.

(d) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of the Company certifying as to the truth and accuracy of the resolutions of the board of directors and any committee thereof relating to the transaction contemplated hereby (a copy of which shall be included with such certificate).

(e) Market Listing. The Company will provide evidence that it has complied with all of the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and The Nasdaq Stock Market LLC with respect to the issuance of the Securities and the Note Shares.

(f) Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, if any, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities and issuance of the Note Shares upon conversion of the Notes.

(g) Opinion. The Company shall have delivered to Purchasers the opinion of the Company’s counsel, dated as of the date hereof in substantially the form attached hereto as Exhibit C.

(h) Subordination Agreement. SWK (or an affiliate) shall have executed and delivered to Purchasers a subordination agreement (the “Subordination Agreement”), in a form acceptable to the Purchasers, the Company and SWK.

4.2 Purchasers’ Closing Deliverables. At or prior to the Closing, each Purchaser shall deliver all of the following, any of which may be waived by the Company:

(a) Performance of Obligations. The Purchasers shall have delivered their respective Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(b) Execution of Agreements. The Purchasers shall have executed this Agreement and delivered this Agreement to the Company.

4.3 Conditions to the Purchasers’ Obligation to Close. The obligation of the Purchasers to proceed with the Closing is subject to the following conditions precedent, each of which shall be reasonably satisfactory in all respect to the Agent and any of which may be waived by the Agent:

(a) Representations and Warranties. All representations and warranties of Company set forth herein shall be true and correct in all respects as if made on and as of the Closing Date (except for representations and warranties that specifically refer to an earlier date, which shall be true and correct in all respects as of such earlier date).

(b) Receipt of Deliverables. The Purchasers shall have received all of the deliverables described in Section 4.1 hereof.

5.	Additional Covenants.

5.1 Listing. So long as a Purchaser owns any of the Securities or Note Shares, the Company will use its commercially reasonable efforts to maintain the automated quotation of its Common Stock, including the Note Shares, on The Nasdaq Stock Market LLC or an alternative listing on the New York Stock Exchange or the NYSE MKT and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of FINRA and such exchanges, if applicable.

5.2 Confidential Information. Each Purchaser covenants that it will maintain in confidence the receipt and content of any Suspension Notice (as defined herein) under Section 6.2(b) until such information (a) becomes generally publicly available other than through a violation of this provision by the Purchaser or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on this Section 5.2(b), the Purchaser will give the Company at least five (5) Business Days’ prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and the Purchaser will furnish only that portion of the non-public information which is legally required and will exercise its commercially reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished; provided, further, that notwithstanding each Purchaser’s agreement to keep such information confidential, each Purchaser makes no such acknowledgement that any such information is material, non-public information.

5.3 Non-Public Information. Except pursuant to Section 5.6, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

5.4 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or price per share shall be amended appropriately to account for such event.

5.5 [Reserved].

5.6 Board Observation Rights.

(a) For so long as the Agent and its affiliates beneficially own at least 4.99% of the Common Stock, the Agent shall be entitled to designate one board representative (the “Marathon Board Observer”). The Marathon Board Observer shall be entitled to (i) receive prior written notice of all meetings (both regular and special) of the Board and each committee thereof (such notice to be delivered or mailed as specified in the Bylaws of the Company at the same time as notice is given to the directors and/or members of a board committee, as applicable); (ii) attend (or, at the option of the Marathon Board Observer, monitor by telephone or videoconference) all such meetings at the Company’s sole cost and expense, and the Company shall ensure that appropriate arrangements are made such that the Marathon Board Observer will be able to hear and see, as applicable, everyone during any meeting of the Board at which the Marathon Board Observers participate by telephone or videoconference; (iii) receive all notices, information and reports which are furnished or made available to the Board (solely in the capacity of the Board members as directors) at the same time and in the same manner as the same is furnished or made available to the Board or committee members, as applicable; (iv) participate in all discussions conducted at Board meetings; and (v) receive (to the extent and when so provided to the directors) copies of the minutes of all Board meetings. If the Board or any of its committees proposes to take an action by written consent in lieu of a meeting, the Company shall (A) provide a copy of such consent to the Marathon Board Observer (such notice shall be delivered or mailed as specified in the Bylaws of the Company at the same time as notice is given to the directors and/or committee members, as applicable); and (B) cause to be furnished to the Marathon Board Observer a copy of each such written consent promptly after it has become effective.

(b) The Agent shall cause any Marathon Board Observer, and any Marathon Board Observer shall agree, to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to the Marathon Board Observer pursuant to this Section 5.6. Notwithstanding anything in this Section 5.6 to the contrary, the Company reserves the right to withhold from the Marathon Board Observer any information to the extent the Board determines in good faith that such exclusion is necessary to (1) preserve the attorney-client privilege or (2) protect trade secrets or other confidential or sensitive information (including, without limitation, of a third party).

(c) For the avoidance of doubt, the Marathon Board Observer (x) shall not constitute a director and/or member of a Board committee; (y) shall not be entitled to vote or consent on any matters presented at meetings of the Board and/or Board committee or by actions taken in lieu of a meeting; and (z) shall not be entitled to any rights other than those provided by this Section 5.6. Except as provided in Section 5.6(b) and without limiting the duties and responsibilities that apply under applicable federal securities laws, the parties hereto agree that the Marathon Board Observer does not have a fiduciary duty or any other duties or responsibilities to the Company or any of its affiliates as a result of the role of Marathon Board Observer. To the extent such right continues to be applicable under Section 5.6(a), the Agent has the right to designate a new individual to serve as the Marathon Board Observer at any time and at its sole discretion.

5.7 Limitation on Acquisition of Note Shares by Purchasers; Stockholder Approval.

(a) The Purchasers shall be subject to the ownership limitations set forth in Section 4(b)(iv) of the Notes, unless and until the Company obtains Stockholder Approval as defined below.

(b) If required (i.e., if limitations in Section 5.7(a) are applicable), the Company shall provide each of its stockholders entitled to vote at its next annual meeting of stockholders of the Company (the “Stockholder Meeting”) with a proxy statement meeting the requirements of Section 14 of the Exchange Act, and the related rules and regulations promulgated thereunder (the “Proxy Statement”) soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions approving the Company’s issuance of the Notes and the Note Shares without regard to the limitations referred to in Section 5.7(a) (the “Stockholder Approval”) in accordance with applicable law, the rules and regulations of The Nasdaq Stock Market LLC (or any other applicable national securities exchange), the Company’s Certificate of Incorporation or bylaws and the Delaware General Corporation Law, and the Company shall use its commercially reasonable efforts to solicit its stockholders’ approval of such resolutions and to cause the board of directors of the Company to recommend to the stockholders that they approve such resolutions. The Proxy Statement shall be in a form reasonably acceptable to the Agent and accordingly, the Company shall provide the Agent’s legal counsel with a reasonable opportunity to review and comment on the Proxy Statement. The Company shall keep the Agent apprised of the status of matters relating to the Proxy Statement and the Stockholder Meeting, including promptly furnishing to the Agent and its counsel copies of notices or other communications related to the Proxy Statement, the Stockholder Meeting or the transactions contemplated hereby received by the Company from the SEC or The Nasdaq Stock Market LLC.

5.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes for commercializing approved products, research and development costs and for general corporate purposes.

6. Registration Rights.

6.1 Registration Procedures and Expenses.

(a) Following Closing, the Company shall prepare and file with the SEC a registration statement on Form S-3 or Form S-1 (or any successor to Form S-3 or Form S-1) covering the resale of the Registrable Securities (as defined below) (the “Registration Statement”) no later than forty-five (45) days after the Closing, and shall use its commercially reasonable efforts to cause the SEC to declare the Registration Statement effective no later than ninety (90)

days after the Closing. For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Note Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Note Shares. “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.

(b) If at any time prior to the expiration of the Purchasers’ registration rights pursuant to Section 6.4 (i) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the SEC that covers the Note Shares (the “Initial Registrable Securities”), and (ii) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, the Company shall prepare and file with the SEC within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be registered under the Initial Registration Statement for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its commercially reasonable efforts to cause such New Registration Statement to be declared effective by the SEC as promptly as practicable thereafter. If a New Registration Statement is filed, then all references to Registration Statement throughout this Agreement shall also include the New Registration Statement.

(c) The Company shall, as soon as reasonably practicable:

(i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus that forms a part thereof (the “Prospectus”) used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the Note Shares held by a Purchaser for a period ending on the earlier of (i) the date on which all Note Shares may be sold pursuant to Rule 144 in any three-month period or (ii) such time as all Note Shares have been sold pursuant to a registration statement or Rule 144. The Company shall notify each Purchaser promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii) at least 5 business days before filing such Registration Statement, Prospectus or amendments or supplements thereto with the SEC, furnish without charge to the Purchasers and any counsel requested by any Purchaser copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such Purchasers and counsel; provided, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause (i) the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(iii) furnish to the Purchaser with respect to the Note Shares registered under the Registration Statement such documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Note Shares by the Purchaser; provided, however, the Company shall not have any obligation to provide any documents to any Purchaser under this Section 6.1(c)(iii) to the extent such document is available on the SEC’s EDGAR system;

(iv) use its commercially reasonable efforts to cause all such Note Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(v) provide a transfer agent and registrar (which may be the same entity) for all such Note Shares not later than the effective date of such registration;

(vi) make any necessary blue sky filings;

(vii) pay the expenses incurred by the Company and the Purchasers in complying with Section 6, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

(viii) advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(ix) with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Note Shares to the public without registration, the Company covenants and agrees to: (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Note Shares qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Note Shares shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Note Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Note Shares without registration; and

(x) otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Note Shares contemplated hereby.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the SEC that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

6.2 Transfer of Shares After Registration; Suspension.

(a) Except in the event that Section 6.2(b) applies, the Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Note Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchasers copies of any documents filed pursuant to Section 6.2(a)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) when the amendment has become effective).

(b) Subject to Section 6.2(c), in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Note Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Note Shares pursuant to the Registration Statement (a “Suspension”) until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any

Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Purchaser, the Company and the Purchasers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 6.2(b).

(c) Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its commercially reasonable efforts to ensure that (i) a Suspension shall not exceed sixty (60) days individually, (ii) Suspensions covering no more than ninety (90) days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least thirty (30) days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”).

(d) If a Suspension is not then in effect, the Purchasers may sell Note Shares under the Registration Statement, provided that they comply with any applicable prospectus delivery requirements.

The Company shall cause its transfer agent to issue a Certificate without any restrictive legend to a purchaser of any Note Shares from the Purchasers, if no Suspension is in effect at the time of sale, and (a) the sale of such Note Shares is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act); (b) the holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Note Shares may be made without registration under the Securities Act; or (c) such Note Shares are sold in compliance with Rule 144 under the Securities Act.

6.3 Indemnification. For the purpose of this Section 6.3:

(a) the term “Selling Stockholder” shall mean a Purchaser, its executive officers and directors and each person, if any, who controls that Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

(c) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder (including in connection with the transactions contemplated by this Agreement) or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of a Selling Stockholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

(e) Each Purchaser severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Purchaser to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Purchaser specifically for use in preparation of the Registration Statement, and that Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation of a Purchaser to indemnify shall be limited to the net amount of the proceeds received by such Purchaser from the sale of the Note Shares pursuant to the Registration Statement.

(f) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g) If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the liable Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the liable Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Purchasers shall be required to contribute any amount in excess of the amount by which the net amount received by that Purchaser from the sale of the Note Shares to which such loss relates exceeds the amount of any damages which that Purchaser has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection to contribute are several in proportion to their sales of Note Shares to which such loss relates and not joint.

(h) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(i) The obligations of the Company and of the Purchasers under this Section 6.3 shall survive completion of any offering of Registrable Securities in such Registration Statement for a period of three (3) years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.4 Termination of Conditions and Obligations. The conditions precedent imposed by this Section 6 upon the transferability of the Note Shares, and any obligations of the Company with respect to the registration of the Note Shares, shall cease and terminate (i) as to any particular number of the Note Shares when such Note Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Note Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act or (ii) until all Note Shares still issuable under the Notes (together with any other shares of Common Stock issued under the Notes and continuously held beneficially and of record by the Purchasers) are less than 5.0% of the Company’s outstanding Common Stock. The Company shall request an opinion of counsel promptly upon receipt of a request therefor from a Purchaser.

6.5 Information Available. So long as the Registration Statement is effective covering the resale of Note Shares owned by a Purchaser, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to each Purchaser:

(a) as soon as practicable after it is available, one copy of its Annual Report on Form 10-K (excluding exhibits);

(b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 6.5 as filed with the SEC and all other information that is made available to stockholders; and

(c) upon the reasonable request of a Purchaser, the Company will (i) make available for inspection by any Purchaser and any attorney, accountant or other agent retained by any such holder (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; and (ii) meet with each Purchaser or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Note Shares and will otherwise reasonably cooperate with the Purchasers conducting an investigation for the purpose of reducing or eliminating the Purchasers’ exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose (x) any confidential information to a Purchaser until and unless that Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto and (y) any information subject to an attorney-client privilege.

6.6 Public Statements; Limitation on Information. The Company agrees to disclose on a Current Report on Form 8-K the existence of the Notes offering and this Agreement and the material terms, thereof, including pricing, within one business day after the date hereof. Such Current Report on Form 8-K shall include a form of this Agreement (and all exhibits and schedules thereto) as an exhibit thereto. Except pursuant to such Current Report on Form 8-K, the Company will not issue any public statement, press release or any other public disclosure listing a Purchaser as one of the purchasers of the Note Shares without that Purchaser’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.

6.7 Limits on Additional Issuances. The Company will not, for a period of six (6) months following the Closing Date offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the offering of the Notes and Note Shares pursuant to this Agreement. Except as disclosed in the Company SEC Documents and for the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six (6) months prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply (if applicable) to any sale of securities thereunder.

6.8 Form D and State Securities Filings. To the extent required, the Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D under the Securities Act, no later than 15 days after the Closing Date. The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of Securities.

6.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Purchaser to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Note Shares originally issued or issuable to such Purchaser pursuant to this Agreement (or any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any such Note Shares), or to any affiliate of a Purchaser that acquires any Registrable Securities. So long as any such permitted assignee assumes all of the obligations of such Purchaser hereunder with respect to the portion of the Notes or Note Shares assigned to such assignee, any such permitted assignee shall have all the rights of such Purchaser under this Section 6 with respect to the Registrable Securities transferred.

6.10 Preservation of Rights. The Company shall not enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Note Shares in this Agreement.

7. Defaults and Remedies.

7.1 Events of Default. An “Event of Default” is: (i) a default in payment of any amount due under the Notes; (ii) a default in the timely issuance of Conversion Shares upon and in accordance with terms of the Notes, which default continues for five (5) Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company to comply with any material provision of any of the Transaction Documents as defined in the Notes (other than as described in subsections (i), (iv), (v), (vi) or (vii) of this Section 7.1), which failure continues for five (5) Business Days after the Company has received written notice informing the Company of such failure; (iv) a material breach by the Company of its representations or warranties in the Transaction Documents; (v) if at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (vi) if at any time the Common Stock shall not be listed or quoted for trading on The Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT; or (vii) an “Event of Default” (as defined in the Term Loan Credit Agreement) shall have occurred and be continuing.

7.2 Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Agent may (a) declare all of the then outstanding Principal Amount of the Notes to be due and payable immediately, except that in the case of an Event of Default arising from a Bankruptcy Event, this Note shall become due and payable without further action or notice, (b) exercise the rights and remedies granted to Agent on behalf of the Purchasers pursuant to Section 8.4, and (c) exercise any and all rights and remedies available to it under applicable law or the Transaction Documents. The remedies under the Notes, the Transaction Documents and applicable law shall be cumulative. Notwithstanding anything contained in the Transaction Documents to the contrary, upon the occurrence of an Event of Default under no circumstances shall the Company be obligated to pay the Purchasers a cash payment for the “deemed” value of the conversion right.

8. Security Interest.

8.1 Grant of Security Interest to Holder. As collateral security for the due and punctual payment in full when due (whether at stated maturity, by acceleration or otherwise) of the obligations hereunder (including, without limitation, all principal evidenced hereby, any interest thereon and all other amounts due and owing from time to time pursuant to Section 6(a) of the Notes), the Company hereby pledges and assigns to the Agent, on behalf of the Purchasers, and grants to the Agent a lien on and continuing security interest in, all of the Company’s right, title and interest in and to the property listed on Exhibit B, whether now owned or existing or hereafter acquired or arising (all being collectively referred to herein as the “Collateral”). Notwithstanding anything to the contrary herein, the Collateral shall not include “Excluded Property” as such term is defined in the form of Guarantee and Collateral Agreement attached as Exhibit D to the Term Loan Credit Agreement (as defined in the Notes).

8.2 Description of Collateral as All Assets. The Company hereby irrevocably authorizes the Agent, on behalf of the Purchasers, at any time and from time to time to file in any applicable filing office prescribed under the Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”) a form UCC-1 financing statement (a) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (b) describing the Collateral as being of equal or lesser scope or with greater detail, or (c) that contain any information required by part 5 of Article 9 of the UCC as adopted by any relevant jurisdiction for the sufficiency or filing office acceptance. The Company agrees to furnish any such information to the Agent promptly upon request.

8.3 Further Assurances. The Company further agrees, upon the request of Agent, to take any and all other actions as Agent may determine to be reasonably necessary for the attachment, perfection and priority of the Purchasers’ security interest in any and all of the Collateral, including without limitation, (a) executing and delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC to the extent, if any, that the Company’s signature thereon is required therefor and (b) complying with any provision of any statute, regulation or treaty as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent or the Purchasers to enforce, their security interest in such Collateral.

8.4 Attorney in Fact. Upon the occurrence and during the continuance of an Event of Default, the Company hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Company’s own name, for the purpose of carrying out the terms of this Note, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Note and, without limiting the generality of the foregoing, hereby gives said attorney the power and right, on behalf of the Company without notice to or assent by the Company, to, upon the occurrence and during the continuance of an Event of Default, (a) endorse the Company’s name on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Agent or any Purchaser or any of their respective affiliates, to sign the Company’s name on invoices or bills-of-lading, drafts against customers, notices of assignment, verifications and schedules, (b) sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC and (c) do acts and things which Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Purchasers’ security interest therein. The powers granted herein, being coupled with an interest, are irrevocable until the date this Note and the obligations evidenced hereby is repaid in full in accordance with its terms. The powers conferred on Holder hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither Agent nor any other attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law.

8.5 Subordination Agreements. Notwithstanding anything to the contrary herein, the Notes and the priority of the security interests granted therein are and may become subject to, and all obligations of the Company and rights of the Agent and the Purchasers hereunder and thereunder are and may be further qualified by, the terms of any applicable Subordination Agreement (as defined under the Notes), whether now existing or entered into after the date hereof.

9. Miscellaneous.

9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

9.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.3 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

9.4 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchasers acquiring a majority-in-interest of the Notes. Any amendment or waiver effected in accordance with this Section 9.5 shall be binding upon any holder of any Securities purchased under this Agreement (including securities into which such Securities have been converted), each future holder of all such securities, and the Company.

9.6 Fees and Expenses. The Company shall be obligated to pay all reasonable and documented attorney’s fees and out-of-pocket costs and expenses of the Purchasers, including in connection with the collection of any fees, costs and expenses due to the Purchasers as a result of enforcement of any of its rights and remedies under the transaction documents. Each Purchaser shall be entitled to deduct from the Purchase Price payable by such Purchaser at the Closing such fees, costs and expenses incurred up to and including the Closing Date. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

9.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, (iv) if delivered by email, upon electronic confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

ACER Therapeutics Inc.

One Gateway Center, Suite 351

300 Washington Street

Newton, Massachusetts 02458,

Attention: Chief Executive Officer

Email: cschelling@acertx.com

Attention: General Counsel

Email: djoseph@acertx.com

if to a Purchaser, at its address on the signature page to this Agreement.

9.8 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

9.9 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts with the same effect as if all parties had executed the same document. All counterparts shall be construed together and shall constitute a single agreement. Further, the parties hereto consent and agree that this Agreement may be signed and/or transmitted by e-mail of any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the parties hereto and reasonably available at no undue burden or expense to the Agent), except to the extent the Agent requires otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. No party hereto shall raise the use of e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of e-mail or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

9.10 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

9.11 Appointment of Agent. Each Purchaser hereby irrevocably appoints, designates and authorizes the Agent as agent and collateral agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Documents or otherwise exist against Agent. The remainder of Section 9 of the Term Loan Credit Agreement is hereby incorporated by reference to Section 9.2 through 9.12 thereof as if set forth herein as applicable to this Agreement.

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In witness whereof, the foregoing Secured Convertible Note Purchase and Security Agreement is hereby executed as of the date first above written.

ACER THERAPEUTICS INC.

By:	/s/ Chris Schelling
Name:	Chris Schelling
Title:	Chief Executive Officer

Signature Page to Secured Convertible Note Purchase and Security Agreement

In witness whereof, the foregoing Secured Convertible Note Purchase and Security Agreement is hereby executed as of the date first above written.

MAM AARDVARK, LLC
As Agent and Investor

By:	/s/ Louis Hanover
Name:	Louis Hanover
Title:	Authorized Signatory

Investment Amount: $1,895,567.00
Tax Identification No.: 88-0983546
State of Organization: Delaware
State of Principal Place of Operations: New York

Address for Notice:

c/o Marathon Asset Management, LP
One Bryant Park, 38th Floor
New York, New York 10036
Attn: Yuhe Cong
Email: ycong@marathonfund.com

Signature Page to Secured Convertible Note Purchase and Security Agreement

In witness whereof, the foregoing Secured Convertible Note Purchase and Security Agreement is hereby executed as of the date first above written.

MARATHON HEALTHCARE FINANCE FUND, L.P.
Name of Investor

By:	/s/ Louis Hanover
Name:	Louis Hanover
Title:	Authorized Signatory

Investment Amount: $4,104,433.00
Tax Identification No.: 86-1962326
State of Organization: Delaware
State of Principal Place of Operations: New York

Address for Notice:

c/o Marathon Asset Management, LP
One Bryant Park, 38th Floor
New York, New York 10036
Attn: Yuhe Cong
Email: ycong@marathonfund.com

Signature Page to Secured Convertible Note Purchase and Security Agreement